Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2/A (Amendment No.2) (No.333-31276) of e-Auction Global Trading Inc. of our report dated February 1, 2000, relating to the financial statements of e-Auction Global Trading Inc. for the twelve month period ending December 31, 1999 which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


VANCOUVER, B.C.                                    "DALE, MATHESON, CARR-HILTON"
APRIL 20, 2001                                          CHARTERED ACCOUNTANTS